Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-37867, 33-51189, 33-54347, 33-54453, 33-61561, 333-90761, 333-62004, 333-127246, 333-138577, 333-146068, 333-148334, 333-152344 and 333-161939) of Thermo Fisher Scientific Inc. of our report dated February 24, 2011, except for the effects of Note 17 as to which the date is July 12, 2011, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP
Boston, Massachusetts
July 12, 2011